Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 1, 2015 (as amended, restated or modified from time, this “Security Agreement”), is executed by, between and among by, between and among INERGETICS, INC., a corporation incorporated under the laws of the State of Delaware (the “Grantor”), and _________ (“_____”), _____ (“_____,” and together with _____, collectively, the “Contractors”) and _____ (“_____” and together with the Contractors, collectively, the “Secured Parties”).

WITNESSETH:

WHEREAS, the Contractors have made or will make loans, and/or advances (the “Contractor Loans”), to the Grantor to, among other items, enable the Grantor to have its products manufactured, packaged and shipped to customers pursuant to a Master Purchase Order Assignment Agreement dated as of September 1, 2015, by and between the Contractors and the Grantor (as amended, supplemented, renewed, modified and/or otherwise changed from time to time, the “P.O. Agreement,” and, together with all other related documents including, but not limited to, this Security Agreement, any U.C.C. 1 Financing Statements and/or other documents evidencing and/or perfecting liens created by this Security Agreement and other documents evidencing any such liens, used to establish a lien or security interest in the assets of the Grantor, all Distributor’s Notes, Exchange Notes, Prior Notes and all modifications, exhibits, amendments, supplements, annexes of related items, collectively, and including any and all instruments evidencing the Contractor Loans and all exhibits, schedules, annexes, supplements, modifications and/or amendments to any and/or all of such documents, all as amended, supplemented, modified and/or otherwise changed, from time to time, collectively, the “P.O. Transaction Documents”), which aggregate principal amount of Contractor Loans under the P.O. Agreement cannot at any time exceed $1,000,000 aggregate principal amount; and

WHEREAS, the Contractors have previously made $395,000 aggregate principal amount of loans to the Grantor (the “Prior Loans”) as set forth on Schedule I, which Prior Loans are evidenced by certain documents and/or instruments and all other related documents including (to the extent they exist), but not limited to, any security agreements securing any collateral for such Prior Loans and any U.C.C. 1 Financing Statements and/or other documents evidencing and/or perfecting liens created by the security agreement and other documents evidencing any such liens or used to establish a lien or security interest in the assets of the Grantor, (all such documents including, but not limited to, all exhibits, schedules, annexes, supplements and/or amendments to any of such documents, all as amended, supplemented, modified and/or otherwise changed, collectively, the “Prior Loan Documents”), which (i) Prior Loans with all accrued but unpaid interest, pursuant to the P.O. Agreement, and (ii) a 12% $52,500 aggregate principal amount Convertible Debenture; Issue Date June 2015; issued to _____, as amended, supplemented and/or modified from time to time, will be converted into Contractor Loans and be evidenced by “Exchange Notes” and in the future the Contactors may make other loans and/or advances to the Grantor outside of the P.O. Agreement; and

WHEREAS, _____previously made (and in the future may make additional) loans to the Grantor (the “Other Loans”) as set forth on Schedule II hereto, which Other Loans are (and in the future may be) evidenced by notes, debentures and/or other instruments (all such notes, debentures and/or instruments together with such other documents, agreements and other items related to the Other Loans including, but not limited to, this Security Agreement and any U.C.C. 1 Financing Statements and/or other documents evidencing liens created by the security agreement and other documents evidencing any such liens or used to establish a lien or security interest in the assets of the Grantor, and all exhibits, schedules, annexes, supplements and/or amendments to any of such documents, all as amended, supplemented, modified and/or otherwise changed, collectively, the “Other Loan Documents”); and

WHEREAS, the Secured Parties, the Grantor and certain other debtholders of the Grantor (the “Subordinating Creditors”) have entered into a Subordination Agreement dated as of September 1, 2015 (the “Subordination Agreement”), pursuant to which such Subordinating Creditors agreed to, among other items, subordinate: (i) all of their respective debts and obligations in the Grantor to the Secured Parties to the extent provided therein; and (ii) each Subordinating Creditor’s security interests of any nature or kind to the Secured Parties’ property and assets to the Loans (as hereinafter defined) and to the Collateral (as defined below); and

WHEREAS, the Contactor Loans, Exchange Notes, Prior Loans, Distributor Notes, Other Loans, and all other loans, obligations, payments and/or advances of any nature or kind of Grantor to the Secured Parties including, but not limited to, under and/or pursuant to (a) the P.O. Agreement, (including, but not limited to, the Contractor Expenses, the Commitment Fee, and all Contractors Deal Fees), (b) this Security Agreement, (c) all other P.O. Transaction Documents, (d) all Other Loan Documents, (e) all Other Loans, (f) all Prior Loans and (g) all Prior Loan Documents (the items set forth in (a) - (g), are each a “Loan Document”, and collectively, the “Loan Documents”), whether now existing or hereafter arising, together with all accrued and unpaid interest thereon, all other fees and charges due, owing or payable by the Grantor to one or more of the Secured Parties together with all costs of collection with respect to any of the above (including, but not limited to, attorneys’ fees and court costs and expenses throughout all trial and appellate levels and all negotiations, mediations, arbitrations and bankruptcy proceedings), and any and all other obligations of the Grantor to the Secured Parties whether now existing or arising hereafter shall hereinafter collectively be referred to as the “Loans”; and

WHEREAS, in order to induce the Secured Parties to make the Loans and enter into the P.O. Agreement, and with full knowledge that the Secured Parties would not enter into the P.O. Agreement without this Security Agreement, the Grantor has agreed to execute and deliver this Security Agreement to the Secured Parties, for the benefit of the Secured Parties; and

NOW, THEREFORE, in consideration of the credit extended now and in the future by Secured Parties to the Grantor and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor and Secured Parties hereby agree as follows:

Section 1          DEFINITIONS.

1.1      Defined Terms.  Capitalized terms used but not otherwise defined in this Security Agreement shall have the meanings ascribed to them in the P.O. Agreement.  For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Affiliate” shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, at least a five percent (5%) interest in any other Person, or which is controlled by or is under common control with any other Person.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

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“Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

“Event of Default” shall have the meaning as such term may be defined in any of the other Loan Documents.

“Liens” shall mean a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, clouds on title and/or encumbrances.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Grantor, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or (c) the rights or remedies of the Secured Parties hereunder or thereunder.

“Obligations” shall mean, now existing or in the future: (i) all Loans, principal, advances and other financial accommodations (whether primary, contingent or otherwise), (ii) all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), (iii) any fees due to Secured Parties under this Agreement or any other Loan Documents, (iv) any expenses incurred by the Secured Parties under this Agreement or the other Loan Documents, (v) any and all other liabilities and obligations of each of the Grantor to the Secured Parties, and (vi) the performance by the Grantor of all covenants, agreements and obligations of every nature and kind on the part of the Grantor to be performed under this Agreement and any other Loan Documents.

“Obligor” shall mean Grantor, or any other party liable with respect to the Obligations.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens resulting from this Security Agreement and the Other Security Agreement

“Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Lenders’ liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

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“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2        Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined herein, in the P.O. Agreement, or in the other Loan Documents shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3        Other Interpretive Provisions.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Grantor” shall be so construed.

(b)          Section and Schedule references are to this Security Agreement unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.

(c)          The term “including” is not limiting, and means “including, without limitation”.

(d)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)          Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)          To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g)         This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2         SECURITY FOR THE OBLIGATIONS.

2.1        Security for Obligations.  As security for the payment and performance of the Obligations now existing or in the future, Grantor does hereby pledge, assign, transfer, deliver and grant to the Secured Parties a continuing and unconditional first priority security interest in and to any and all property of Grantor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property for Grantor, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

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(a)          all property of, or for the account of, Grantor now or hereafter coming into the possession, control or custody of, or in transit to, the Secured Parties or any agent or bailee for the Secured Parties or any parent, affiliate or subsidiary of the Secured Parties or any participant with the Secured Parties in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)          the additional property of Grantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Grantor's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Grantor's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)       All Accounts and all goods whose sale, lease or other disposition by Grantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Grantor, or rejected or refused by any person who is or who may become obligated under, with respect to, or on an Account (“Account Grantor”);

(ii)      All Inventory, including raw materials, work-in-process and finished goods;

(iii)     All goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)    All Software and computer programs;

(v)     All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)    All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles;

(vii)   All real estate property owned by Grantor and the interest of Grantor in fixtures related to such real property; and

(viii)  All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2      Possession and Transfer of Collateral.  Until an Event of Default has occurred and is continuing, Grantor shall be entitled to possession and use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to the Secured Parties pursuant to this Section 2) .  The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of the Secured Parties to retain the Collateral for any other of the Obligations except upon payment in full of the Obligations.  Grantor shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the P.O. Agreement.

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2.3        Financing Statements.  Grantor authorizes the Secured Parties to prepare and file such financing statements, amendments and other documents and do such acts as the Secured Parties deem necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of the Secured Parties, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens.  Grantor hereby irrevocably authorizes the Secured Parties at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral is comprised of all assets of Grantor (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  Grantor agrees to furnish any such information to the Secured Parties promptly upon request.  In addition, Grantor shall make appropriate entries on its books and records disclosing the security interests of the Secured Parties in the Collateral.  Grantor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and Grantor authorizes the Secured Parties to file this Security Agreement as a financing statement in any jurisdiction.

2.4        Preservation of the Collateral.  The Secured Parties may, but are not required to, take such actions from time to time as the Secured Parties reasonably deems appropriate to maintain or protect the Collateral. The Secured Parties shall have exercised reasonable care in the custody and preservation of the Collateral if the Secured Parties take such action as Grantor shall reasonably request in writing which is not inconsistent with the Secured Parties’ status as a secured party, but the failure of the Secured Parties to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however , the Secured Parties’ responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Secured Parties accords its own property, and (ii) not extend to matters beyond the control of the Secured Parties, including acts of God, war, insurrection, riot or governmental actions.  In addition, any failure of the Secured Parties to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Grantor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  Grantor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Grantor and the Secured Parties in the applicable Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists in whole or in part of Capital Securities, Grantor represents to, and covenants with, the Secured Parties that Grantor has made arrangements for keeping informed of changes or potential changes affecting the Capital Securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Grantor agrees that the Secured Parties shall have no responsibility or liability for informing Grantor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

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2.5        Other Actions as to any and all Collateral.  Grantor further agrees to take any other action reasonably requested by the Secured Parties to ensure the attachment, perfection and first priority of, and the ability of the Secured Parties to enforce, the security interest of the Secured Parties in any and all of the Collateral including (a) causing the Secured Parties’ name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Parties to enforce, the security interest of the Secured Parties in such Collateral, (b) if within the control of the Grantor, complying with, and, if not within the control of the Grantor, using best efforts to comply with, any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Parties to enforce, the security interest of the Secured Parties in such Collateral, (c) using best efforts to obtain governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request, (d) using best efforts to obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Secured Parties which affect any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.  Grantor further agrees to indemnify and hold the Secured Parties harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral except to the extent resulting from the gross negligence or willful misconduct of the Secured Parties or its Affiliates.

2.6        Collateral in the Possession of a Warehouseman or Bailee.  If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, Grantor shall promptly notify the Secured Parties thereof, and, as soon as possible but not more than forty-five (45) days later, shall use best efforts to obtain a Collateral Access Agreement in form and substance reasonably satisfactory to the Secured Parties from such warehouseman or bailee.

2.7        Letter-of-Credit Rights.  If Grantor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Grantor, Grantor shall promptly notify the Secured Parties thereof and, at the request and option of the Secured Parties, Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Parties, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Parties of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Secured Parties to become the transferee beneficiary of the letter of credit, with the Secured Parties agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the P.O. Agreement.

2.8        Commercial Tort Claims.  If Grantor shall at any time hold or acquire a Commercial Tort Claim, Grantor shall promptly notify the Secured Parties in writing signed by Grantor of the details thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to the Secured Parties, and shall execute any amendments hereto deemed reasonably necessary by the Secured Parties to perfect the security interest of the Secured Parties in such Commercial Tort Claim.

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2.9         Electronic Chattel Paper and Transferable Records.  If Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Grantor shall promptly notify the Secured Parties thereof and, at the request of the Secured Parties, shall take such action as the Secured Parties may reasonably request to vest in the Secured Parties control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Secured Parties agrees with Grantor that the Secured Parties will arrange, pursuant to procedures reasonably satisfactory to the Secured Parties and so long as such procedures will not result in the Secured Parties loss of control, for Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 3         REPRESENTATIONS AND WARRANTIES.

Grantor makes the following representations and warranties to the Secured Parties:

3.1        Grantor Organization and Name. Grantor is a corporation duly incorporated, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted.  Grantor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing except where the failure to be so licensed or qualified would not cause a Material Adverse Effect.  The exact legal name of Grantor is as set forth in the first paragraph of this Security Agreement.

3.2         Authorization.  Grantor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement.  The execution and delivery of this Security Agreement and the other Loan Documents to which Grantor is a party will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or by-laws   of Grantor.  All necessary and appropriate action has been taken on the part of Grantor to authorize the execution and delivery of this Security Agreement.

3.3         Validity and Binding Nature.  This Security Agreement is the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4        Consent; Absence of Breach.  The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by Grantor in connection herewith, do not and will not (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than filings or notices in connection with the Liens granted pursuant to his Security Agreement, or pursuant to federal or state securities laws or other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority except for such conflicts which would not result in a Material Adverse Effect, (ii) the articles of incorporation, bylaws or other organic document of Grantor, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Grantor or any of its properties or assets except for such conflicts which would not result in a Material Adverse Effect; or (c) require, or result in, the creation or imposition of any Lien on any asset of Grantor, other than Liens in favor of the Secured Parties created pursuant to this Security Agreement and Permitted Liens.

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3.5        Ownership of Collateral; Liens.  Grantor is the sole owner of all of the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

3.6        Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or, to Grantor's knowledge, threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon Grantor, or (b) would constitute an Event of Default or an Unmatured Event of Default.

3.7         Security Interest.  This Security Agreement creates a valid security interest in favor of the Secured Parties in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Secured Parties or delivery of such Collateral to the Secured Parties, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8         Place of Business.  The principal place of business and books and records of Grantor and the location of all Collateral, is as set forth on Schedule 3.8 attached hereto and made a part hereof, and Grantor shall promptly notify the Secured Parties of any change in such locations.  Grantor will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Secured Parties, except as permitted pursuant to the P.O. Agreement.

3.9        Complete Information.  This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Grantor to the Secured Parties for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Grantor to the Secured Parties pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Secured Parties that any projections and forecasts provided by Grantor are based on good faith estimates and assumptions believed by Grantor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

Section 4         REMEDIES.

Upon the occurrence and during the continuation of any Event of Default, the Secured Parties shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Secured Parties may, at its option upon the occurrence and during the continuation of any Event of Default, declare its commitments to Grantor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of the Secured Parties to Grantor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Secured Parties, except as required by the Loan Documents.  Grantor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands, except as required by the Loan Documents, in connection with the enforcement of the Secured Parties’ rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.  In addition to the foregoing upon the occurrence and during the continuation of an Event of Default:

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4.1        Possession and Assembly of Collateral.  The Secured Parties may, without notice, demand or initiate legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Secured Parties already have possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Grantor's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Secured Parties shall have the right to store and conduct a sale of the same in any of Grantor's premises without cost to the Secured Parties.  At the Secured Parties’ request, Grantor will, at Grantor’s sole expense, assemble the Collateral and make it available to the Secured Parties at a place or places to be designated by the Secured Parties which is reasonably convenient to the Secured Parties and Grantor.

4.2        Sale of Collateral.  The Secured Parties may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Secured Parties may deem proper, and the Secured Parties may purchase any or all of the Collateral at any such sale.  Grantor acknowledges that the Secured Parties may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  Grantor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  The Secured Parties shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  The Secured Parties may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Grantor. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Secured Parties at least ten (10) calendar days before the date of such disposition.  Grantor hereby confirms, approves and ratifies all acts and deeds of the Secured Parties relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Secured Parties or its representatives, by reason of taking, selling or collecting any portion of the Collateral other than in the event of any intentional misconduct or gross negligence.  Grantor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Secured Parties shall deem appropriate.  Grantor expressly absolves the Secured Parties from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

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4.3         Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Parties to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Parties (a) to incur expenses deemed necessary by the Secured Parties to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Grantors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Grantors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Secured Parties against risks of loss, collection or disposition of Collateral or to provide to the Secured Parties a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Parties, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Parties in the collection or disposition of any of the Collateral.  Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Secured Parties would not be commercially unreasonable in the Secured Parties’ exercise of remedies against the Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Grantor or to impose any duties on the Secured Parties that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

4.4        UCC and Offset Rights.  The Secured Parties may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and the Secured Parties, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees and costs, and in such order of application as the Secured Parties may, from time to time, elect, any indebtedness of the Secured Parties to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Secured Parties.  Grantor, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Secured Parties in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Secured Parties to any Obligor.

4.5        Additional Remedies.  Upon the occurrence and during the continuation of an Event of Default, the Secured Parties shall have the right and power to:

(a)          instruct Grantor, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Grantors, to make payment directly to the Secured Parties of any amounts due or to become due thereunder, or the Secured Parties may directly notify such obligors of the security interest of the Secured Parties, and/or of the assignment to the Secured Parties of the Collateral and direct such obligors to make payment to the Secured Parties of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

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(b)          enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)          take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)          extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e)          grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f)           transfer the whole or any part of Capital Securities which may constitute Collateral into the name of the Secured Parties or the Secured Parties’ nominee without disclosing, if the Secured Parties so desires, that such Capital Securities so transferred are subject to the security interest of the Secured Parties, and any corporation, association, or any of the managers or trustees of any trust issuing any of such Capital Securities, or any transfer agent, shall not be bound to inquire, in the event that the Secured Parties or such nominee makes any further transfer of such Capital Securities, or any portion thereof, as to whether the Secured Parties or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)         vote the Collateral;

(h)          make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided , however , that any such action of the Secured Parties as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Grantor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Secured Parties’ rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Grantor, any guarantor or other Person liable to the Secured Parties for the Obligations; and

(i)           at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or the Secured Parties’ rights hereunder, under the Obligations.

Grantor hereby ratifies and confirms whatever the Secured Parties may do with respect to the Collateral and agrees that the Secured Parties shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral other than as a result of intentional misconduct or gross negligence.

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4.6        Attorney-in-Fact.  Grantor hereby irrevocably makes, constitutes and appoints the Secured Parties (and any officer of the Secured Parties or any Person designated by the Secured Parties for that purpose) as Grantor's true and lawful proxy and attorney-in-fact (and agent-in-fact) in Grantor's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Security Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Secured Parties may require to perfect and preserve the Secured Parties’ security interest in, and to enforce such interests in the Collateral, and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, including endorsing Grantor's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Grantor, changing the address of Grantor to that of the Secured Parties, opening all envelopes addressed to Grantor and applying any payments contained therein to the Obligations.  Grantor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  Grantor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

4.7        No Marshaling.  The Secured Parties shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Parties’ rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.

4.8        No Waiver.  No Event of Default shall be waived by the Secured Parties except in writing.  No failure or delay on the part of the Secured Parties in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of the Secured Parties to exercise any remedy available to the Secured Parties in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Grantor agrees that in the event that Grantor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with the Secured Parties, no remedy of law will provide adequate relief to the Secured Parties, and further agrees that the Secured Parties shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9        Application of Proceeds.  The Secured Parties will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby.  The Secured Parties shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Grantor.  Any proceeds of any disposition by the Secured Parties of all or any part of the Collateral may be first applied by the Secured Parties to the payment of expenses incurred by the Secured Parties in connection with the Collateral, including reasonable attorneys’ fees and legal expenses and costs as provided for in Section 5.13 hereof.

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Section 5         MISCELLANEOUS.

5.1         Entire Agreement.  This Security Agreement and the other Loan Documents (i) are valid, binding and enforceable against Grantor and the Secured Parties in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Grantor and the Secured Parties.  No promises, either expressed or implied, exist between Grantor and the Secured Parties, unless contained herein or therein.  This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents.  This Security Agreement and the other Loan Documents are the result of negotiations between the Secured Parties and Grantor and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.  Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against the Grantor merely because of the Grantor’s involvement in their preparation.

5.2         Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Security Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Security Agreement may be sent by e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.  The addresses and email adresses for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances:

If to the Grantor:	Inergetics, Inc.
550 Broad Street, Suite 1212
Newark, NJ 07102
Attn: Michael James
E-Mail: ______

With a copy to (which shall	______
not constitute notice)	______

If to the Secured Parties:	_____
_____
_____

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5.3        Amendments; Waivers.  No delay on the part of the Secured Parties in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Parties of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Secured Parties, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.4        WAIVER OF DEFENSES.  GRANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH GRANTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT.  PROVIDED SECURED PARTY ACTS IN GOOD FAITH, GRANTOR RATIFIES AND CONFIRMS WHATEVER SECURED PARTY MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO GRANTOR.

5.5        MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW YORK LAW.

5.6        WAIVER OF JURY TRIAL.  GRANTOR AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND GRANTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO GRANTOR.

5.7         Assignability.  The Secured Parties, prior to the occurrence of an Event of Default and with the consent of Grantor, which consent will not be unreasonably withheld, and after the occurrence and during the continuation of an Event of Default without consent from or notice to anyone, may at any time assign the Secured Parties’ rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Secured Parties’ rights in any or all of the Collateral, and the Secured Parties thereafter shall be relieved from all liability with respect to such Collateral.  This Security Agreement shall be binding upon the Secured Parties and Grantor and its respective legal representatives and successors.  All references herein to Grantor shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Grantor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

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5.8         Binding Effect.  This Security Agreement shall become effective upon execution by Grantor and the Secured Parties.

5.9         Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 5.5 hereof,  this Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of New York, without regard to conflict of laws principles.

5.10       Enforceability.  Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11       Time of Essence.  Time is of the essence in making payments of all amounts due the Secured Parties under the Loan Documents and in the performance and observance by Grantor of each covenant, agreement, provision and term of this Security Agreement and the other Loan Documents.

5.12       Counterparts; Email Signatures.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement.  Receipt of an executed signature page to this Security Agreement by email or other electronic transmission shall constitute effective delivery thereof.  Electronic records of executed Loan Documents maintained by the Secured Parties shall be deemed to be originals thereof.

5.13       Costs, Fees and Expenses.  Grantor shall pay or reimburse the Secured Parties for all reasonable costs, fees and expenses incurred by the Secured Parties or for which the Secured Parties become obligated in connection with the enforcement of this Security Agreement, including search fees, costs and expenses and attorneys' fees, costs and time charges of counsel to the Secured Parties and all taxes payable in connection with this Security Agreement.  In furtherance of the foregoing, Grantor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Grantor to the Secured Parties pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Grantor to the Secured Parties on demand.  If at any time or times hereafter the Secured Parties: (a) employs counsel for advice or other representation (i) with respect to this Security Agreement or the other Loan Documents, (ii) to represent the Secured Parties in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Secured Parties, Grantor, or any other Person) in any way or respect relating to this Security Agreement, or (iii) to enforce any rights of the Secured Parties against Grantor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Secured Parties’ rights or remedies under this Security Agreement, the costs and expenses incurred by the Secured Parties in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Grantor to the Secured Parties on demand.

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5.14       Termination.  This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Loan Documents and the commitments to make Loans thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).  Upon termination of this Security Agreement, the Secured Parties shall also deliver to Grantor (at the sole expense of Grantor) such UCC termination statements and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Grantor to effect the termination and release of the Liens and security interests in favor of the Secured Parties affecting the Collateral.

5.15       Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[-Remainder of Page Deliberately Left Blank-]

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IN WITNESS WHEREOF, Grantor and the Secured Parties have executed this Security Agreement as of the date first above written.

GRANTOR:

INERGETICS, INC.

By:
Name:
Title:

SECURED PARTIES:

_____

By:
Name:
Title:

_____

By:
Name:
Title:

_____

By:
Name:
Title:

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